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                                                                     Exhibit 4.1

                                 AMENDMENT NO. 2
                                       TO
                           SERIES 2004-NTC SUPPLEMENT

     THIS AMENDMENT NO. 2 TO SERIES 2004-NTC SUPPLEMENT dated as of as of April 28, 2006 (this "Amendment"), is among CDF Financing, L.L.C., a Delaware limited liability company, as transferor (the "Transferor"), GE Commercial Distribution Finance Corporation, a Delaware corporation, as servicer (the "Servicer"), and Wilmington Trust Company, as trustee (the "Trustee").

                                   BACKGROUND

     The parties hereto are parties to a series 2004-NTC supplement, dated as of August 12, 2004 (as amended, modified or supplemented, the "Series 2004-NTC Supplement"), to an amended and restated pooling and servicing agreement, dated as of April 1, 2000 (as amended, the "Agreement") among the Transferor, the Servicer and the Trustee; and

     the parties hereto desire to amend the Series 2004-NTC Supplement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms defined in the Series 2004-NTC Supplement and used but not otherwise defined herein have the meanings given to them in the Series 2004-NTC Supplement.

     SECTION 2. Amendments to the Series 2004-NTC Supplement. Section 4.8 of the Series 2004-NTC Supplement is hereby amended to read as follows:

     "SECTION 4.8. Invested Amount. Notwithstanding anything to the contrary in this Series Supplement, the Series 2004-NTC Certificate or the Agreement, as of April 28, 2006: (a) all amounts in the Distribution Account shall be immediately due and payable to the Series 2004-NTC Certificateholder and (b) the Invested Amount shall be zero."

     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

     (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable

                                                              Amendment No. 2 to
                                                      Series 2004-NTC Supplement

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bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles.

     SECTION 4. Binding Effect; Ratification.

     (a) This Amendment shall become effective, as of the date first set forth in Section 2 above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

     (b) The Series 2004-NTC Supplement, as amended hereby, remains in full force and effect. Any reference to the Series 2004-NTC Supplement from and after the date hereof shall be deemed to refer to the Series 2004-NTC Supplement as amended hereby, unless otherwise expressly stated.

     (c) Except as expressly amended hereby, the Series 2004-NTC Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

     SECTION 5. Miscellaneous.

     (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 13.6 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED


                                       2

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UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER
DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

     (e) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Executed counterparts of this Amendment may be delivered electronically.

                               [SIGNATURES FOLLOW]


                                       3

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                        CDF FINANCING, L.L.C.,
                                        as Transferor


                                        By: /s/ John E. Peak
                                            ------------------------------------
                                        Name: John E. Peak
                                        Title: Manager


                                      S-1

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                                        GE COMMERCIAL DISTRIBUTION FINANCE
                                        CORPORATION,
                                        as Servicer


                                        By: /s/ Michael J. Brandt
                                            ------------------------------------
                                        Name: Michael J. Brandt
                                        Title: Vice President and Chief
                                               Financial Officer


                                      S-2

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                                        WILMINGTON TRUST COMPANY,
                                        as Trustee

                                        By: Deutsche Bank Trust Company
                                            Americas, as Agent


                                        By: /s/ Louis Bodi
                                            ------------------------------------
                                        Name: Louis Bodi
                                        Title: Vice President

                                        By: /s/ Eva Aryeetey
                                            ------------------------------------
                                        Name: Eva Aryeetey
                                        Title: Vice President


                                      S-3